Exhibit 99.1

Press Release

Encore Capital Group, Inc. Announces New Significant Stockholders and Changes to its

Board of Directors

SAN DIEGO, April 23, 2007 /PRNewswire-FirstCall/ — Encore Capital Group, Inc. (Nasdaq: ECPG) announced today an agreement has been reached by an investment vehicle jointly funded by affiliates of J.C. Flowers & Co. and FPK Capital to acquire 5,737,032 shares of Encore common stock from C.P. International Investments Limited, Triarc Companies, Inc. and related parties in a privately negotiated transaction, all as set forth in relevant filings with the Securities and Exchange Commission. On closing of this transaction, this vehicle will be the largest stockholder of Encore Capital Group, with shares representing approximately 25% of the common stock outstanding.

The Company also announced that Red Mountain Capital Partners has separately purchased 3,435,062 shares of Encore common stock, as announced in filings with the Securities and Exchange Commission on April 12, 2007 and April 16, 2007, representing approximately 15% of the common stock outstanding.

Following these separate transactions, representatives of J.C. Flowers, FPK Capital and Red Mountain are expected to be invited to join the Board of Directors in early May 2007. Simultaneously, Raymond Fleming, Treasurer of Consolidated Press Holdings Limited, Eric D. Kogan, Partner of Clarion Capital Partners, and Peter W. May, President and Chief Operating Officer of Triarc Companies, are expected to step down from the Board.

“We view J.C. Flowers, FPK Capital and Red Mountain as strong partners in building long-term value for Encore and all of its stockholders. We have developed our relationship with Red Mountain over the past year and are pleased to see them take a significant position in the Company and we look forward to a productive relationship with J.C. Flowers and FPK Capital,” said J. Brandon Black, President and CEO of Encore Capital Group, Inc.

Richard A. Mandell, Chairman of the Board of Directors of the Company said, “On behalf of the entire Board of Directors and the management team, I am deeply grateful to Ray, Eric, and Peter for their service to Encore Capital’s Board of Directors. Each has made significant contributions to the Company’s governance and strategic initiatives. We are particularly thankful for Eric’s active leadership throughout his 10-year relationship with the Company, helping to build it from a virtual startup into the business it is today.”

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivables portfolios. More information on the Company can be found at www.encorecapitalgroup.com.

About FPK Capital and J.C. Flowers & Co.

FPK Capital manages principal investments for Fox-Pitt, Kelton, a leading specialist investment bank servicing financial institutions worldwide. In June 2006, Fox-Pitt Kelton was acquired by J.C. Flowers & Co. LLC. J.C. Flowers & Co. is a specialist private equity investor in the global financial services industry and was founded in 2002 by J. Christopher Flowers, who is a preeminent financial services industry investor and advisor. Prior to founding J.C. Flowers & Co., Mr. Flowers spent 19 years at Goldman, Sachs & Co. where he was the head of the Financial Institutions Group.

FPK Capital invests in the financial services industry for Fox-Pitt, Kelton with affiliates of J.C. Flowers & Co. Collectively, these groups work together to create value in their investments by leveraging their significant industry experience and global relationships to support management teams in the positioning, growth and enhancement of the companies.

About Red Mountain Capital Partners

Red Mountain Capital Partners is an investment firm based in Los Angeles that takes long-term strategic stakes in public companies and works with management to increase stockholder value. Its managing partner, Willem Mesdag, is a former partner of Goldman, Sachs & Co. where he spent 21 years.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, the closing of the purchase of the Company’s shares and the anticipated changes to the Company’s board of directors. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed from time to time in the reports filed by the Company with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Encore Capital Group, Inc.
Paul Grinberg (858) 309-6904
paul.grinberg@encorecapitalgroup.com
or
Ren Zamora (858) 560-3598
ren.zamora@encorecapitalgroup.com

SOURCE Encore Capital Group, Inc.